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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                               CONTACT:

VALHI, INC.                                          Steven L. Watson
Three Lincoln Centre                                 President
5430 LBJ Freeway, Suite 1700                         (972) 233-1700
Dallas, Texas 75240-2697

                      VALHI DECLARES QUARTERLY DIVIDEND AND

                        HOLDS ANNUAL STOCKHOLDERS MEETING

     DALLAS, TEXAS . . . May 11, 2000 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on June 30, 2000 to stockholders of record at the close of business on June 15, 2000.

     Valhi also announced that its stockholders elected seven directors for terms of one year at the annual stockholders meeting held today. Valhi's directors are: Norman S. Edelcup, Kenneth R. Ferris, Edward J. Hardin, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven L. Watson.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

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